UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2010

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Allied Capital Corporation (the "Company") held a Special Meeting of Stockholders (the "Meeting") on Friday, March 26, 2010 at 10:00 a.m. Eastern Time at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C.

At the close of business on February 2, 2010, the record date for the determination of shareholders entitled to vote at the Meeting, there were 179,940,040 shares of the Company’s common stock, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company. The results of the voting of each such matter are described below.

1. A proposal to approve the merger of ARCC Odyssey Corp., a wholly owned subsidiary of Ares Capital Corporation, or "Ares Capital," with and into Allied Capital and to approve the Agreement and Plan of Merger, as such agreement may be amended from time to time, or the "merger agreement," dated as of October 26, 2009, among Allied Capital, Ares Capital and ARCC Odyssey Corp. This item was approved. Votes were cast as follows:

FOR:
131,707,127

AGAINST:
5,353,762

ABSTAIN:
1,152,707

2. A proposal to approve the adjournment of the Allied Capital special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Allied Capital special meeting to approve the foregoing proposal. This item was approved. Votes were cast as follows:

FOR:
125,922,741

AGAINST:
10,937,758

ABSTAIN:
1,353,097

Item 8.01 Other Events.

On March 26, 2010, the Company issued a press release with the results of the Meeting. The press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No. Description
99.1 Press release dated March 26, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

March 30, 2010	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 26, 2010.